Exhibit 99.1
SentinelOne Announces Second Quarter Fiscal Year 2022 Financial Results
Revenue increased 121% year-over-year
ARR up 127% year-over-year

MOUNTAIN VIEW, Calif. - September 8, 2021 - SentinelOne, Inc. (NYSE: S) today announced financial results for the second quarter of fiscal year 2022 ended July 31, 2021.

“We’re devoted to protecting our customers and our way of life from cyberattacks in an increasingly digital society. Cybersecurity must be autonomous - that’s what we’ve built. It must perform at a faster speed, greater scale, and higher accuracy than what exists today,” said Tomer Weingarten, Co-Founder and CEO of SentinelOne. “Our IPO was a significant milestone and is only the beginning of the opportunity in front of us. I’m pleased with the success and growth we delivered in Q2.”
“SentinelOne executed extremely well in Q2. Our annualized recurring revenue reached $198 million, with growth accelerating to 127% year-over-year,” said Dave Bernhardt, CFO. “It’s especially encouraging to see the broad based strength of our business, with record customer additions, large customer transactions, and net retention rates.”
Letter to Shareholders
We have also published a letter to shareholders on the Investor Relations section of our website at investors.sentinelone.com. The letter provides further discussion of our results for the second quarter of fiscal year 2022 as well as our full fiscal year 2022 financial outlook.
Second Quarter Fiscal 2022 Highlights
•Total revenue was $45.8 million in the second quarter of fiscal year 2022, a 121% increase compared to $20.7 million for the same period of fiscal 2021.

•Annualized recurring revenue (ARR) increased 127% year-over-year and grew to $198.0 million as of July 31, 2021.

•Total customer count grew more than 75% year-over-year to over 5,400 customers as of July 31, 2021. Customers with ARR over $100K grew 140% year-over-year to over 345 as of July 31, 2021. Dollar-based net revenue retention rate reached a new high and exceeded 125%.

•Gross margin: GAAP gross margin was 59% in the second quarter of fiscal year 2022, compared to 64% for the same period of fiscal 2021. Non-GAAP gross margin was 62%, compared to 64% for the same period of fiscal 2021.

•Loss from operations: GAAP loss from operations was $67.2 million in the second quarter of fiscal year 2022 compared to $22.6 million for the same period of fiscal year 2021. Non-GAAP loss from operations was $45.0 million in the second quarter of fiscal year 2022, compared to $21.0 million for the same period of fiscal year 2021.

•Cash, cash equivalents and short-term investments were $1.7 billion as of July 31, 2021, which now includes $1.4 billion of net proceeds from our initial public offering and the concurrent private placement.

Financial Outlook
We are providing the following guidance for the third quarter of fiscal 2022, ending October 31, 2021, and for the full fiscal year 2022, ending January 31, 2022:

	Q3 FY22 Guidance	Full Year FY22 Guidance
Revenue	$49-50 million	$188-190 million
Non-GAAP gross margin	58-59%	58-60%
Non-GAAP operating margin	(99)-(96)%	(104)-(99)%
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes stock-based compensation expense and amortization expense of acquired intangible assets. We have not provided the most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation of non-GAAP gross margin and non-GAAP operating margin is not available without unreasonable effort.

Webcast information
We will host a live audio webcast for analysts and investors to discuss our earnings results for the second quarter of fiscal 2022 and outlook for the third quarter of fiscal 2022 and full fiscal year 2022 today, September 8, 2021, at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). The live webcast and a recording of the event will be available on the Investor Relations section of our website at investors.sentinelone.com.
We have used, and intend to continue to use, the Investor Relations section of our website at investors.sentinelone.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve risks and uncertainties, including statements regarding our future growth, and future financial and operating performance, including our financial outlook for the third quarter of fiscal 2022 and full year fiscal 2022, including non-GAAP gross profit and non-GAAP operating margin, business strategy, the COVID-19 pandemic, our reputation and performance in the market, general market trends, and our objectives are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms and similar expressions are intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words.

There are a significant number of factors that could cause our actual results to differ materially from statements made in this press release, including: our limited operating history; our history of losses; intense competition in the market we compete in; fluctuations in our operating results; network or security incidents against us; defects, errors or vulnerabilities in our platform; risks associated with managing our rapid growth; the continuing impact of the COVID-19 pandemic on our and our customers’ business; our ability to attract new and retain existing customers, or renew and expand our relationships with them; the ability of our platform to effectively interoperate within our customers IT infrastructure; our ability to successfully integrate any acquisitions; disruptions or other business interruptions that affect the availability of our platform; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products, subscriptions and support offerings; rapidly evolving technological developments in the market for security products and subscription and support offerings; length of sales cycles; general market, political, economic, and business conditions, including those related to the continuing impact of COVID-19.

Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in our filings and reports with the Securities and Exchange Commission (“SEC”), including our final prospectus filed with the SEC pursuant to Rule 424(b), dated June 29, 2021, copies of which are available on our website at investors.sentinelone.com and on the SEC’s website at www.sec.gov.
You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this press release or to reflect new information or the occurrence of unexpected events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. Non-GAAP financial information excludes stock-based compensation expense, employer payroll tax expense related to employee equity transactions and amortization of acquired intangible assets. We believe that non-GAAP financial information, when taken collectively, with the financial information presented in accordance with GAAP, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. In addition, the utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.

Reconciliations between non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP are contained at the end of this press release following the accompanying financial data. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Loss from Operations, Non-GAAP Operating Margin, Non-GAAP Net Loss and Non-GAAP Net Loss Per Share

We define these non-GAAP financial measures as their respective GAAP measures, excluding expenses related to stock-based compensation expense and amortization of acquired intangible assets. We use these non-GAAP financial measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance.

Free Cash Flow

We define free cash flow as cash used in operating activities less purchases of property and equipment and capitalized internal-use software costs. We believe free cash flow is a useful indicator of liquidity that provides our management, board of directors, and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.
Key Business Metrics
We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.

Annualized Recurring Revenue

We believe that ARR is a key operating metric to measure our business because it is driven by our ability to acquire new subscription customers and to maintain and expand our relationship with existing subscription customers. ARR represents the annualized revenue run rate of our subscription contracts at the end of a reporting period, assuming contracts are renewed on their existing terms for customers that are under subscription contracts with us.

Customers with ARR of $100,000 or More

We believe that our ability to increase the number of customers with ARR of $100,000 or more is an indicator of our market penetration and strategic demand for our platform. We define a customer as an entity that has an active subscription for access to our platform. We count MSPs, MSSPs, MDRs, and OEMs, who may purchase our products on behalf of multiple companies, as a single customer. We do not count our reseller or distributor channel partners as customers.

Dollar-Based Net Retention Rate

We believe that our ability to retain and expand our revenue generated from our existing customers is an indicator of the long-term value of our customer relationships and our potential future business opportunities. Dollar-based net retention rate measures the percentage change in our ARR derived from our customer base at a point in time. To calculate these metrics, we first determine Prior Period ARR, which is ARR from the population of our customers as of 12 months prior to the end of a particular reporting period. We calculate Net Retention ARR as the total ARR at the end of a particular reporting period from the set of customers that is used to determine Prior Period ARR. Net Retention ARR includes any expansion, and is net of contraction and attrition associated with that set of customers. NRR is the quotient obtained by dividing Net Retention ARR by Prior Period ARR.

Source String: SentinelOne
Category: Investors

Contact
Investor relations:
Doug Clark
E: investors@sentinelone.com
Press:
Jake Schuster
fama PR for SentinelOne
P: 617-986-5000
E: S1@famapr.com

SENTINELONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 31,	January 31,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$1,684,702	$395,472
Short-term investments	370	364
Accounts receivable, net	53,318	39,315
Deferred contract acquisition costs, current	17,564	14,733
Prepaid expenses and other current assets	26,145	14,173
Total current assets	1,782,099	464,057
Property and equipment, net	18,892	13,373
Operating lease right-of-use assets	21,453	18,026
Deferred contract acquisition costs, non-current	26,500	21,940
Restricted cash, non-current	2,722	2,694
Intangible assets, net	16,705	470
Goodwill	108,193	—
Total assets	$1,976,564	$520,560
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	9,615	11,822
Accrued liabilities	11,141	3,671
Accrued payroll and benefits	26,583	20,134
Operating lease liabilities, current	3,976	3,634
Deferred revenue, current	121,883	89,645
Total current liabilities	173,198	128,906
Deferred revenue, non-current	62,701	52,190
Long-term debt	—	19,621
Operating lease liabilities, non-current	21,448	18,839
Other liabilities	3,249	401
Total liabilities	260,596	219,957
Redeemable convertible preferred stock	—	621,139
Stockholders’equity (deficit):
Preferred stock	—	—
Class A common stock	4	—
Class B common stock	13	2
Additional paid-in capital	2,196,865	29,869
Accumulated other comprehensive income	455	165
Accumulated deficit	(481,369)	(350,572)
Total stockholders’ equity (deficit)	1,715,968	(320,536)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$1,976,564	$520,560

SENTINELONE, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Revenue	$45,750	$20,674	$83,145	$38,631
Cost of revenue	18,788	7,543	37,071	15,156
Gross profit	26,962	13,131	46,074	23,475
Operating expenses:
Research and development	31,037	13,476	58,857	27,341
Sales and marketing	40,970	16,302	77,150	34,053
General and administrative	22,110	5,914	38,834	10,871
Total operating expenses	94,117	35,692	174,841	72,265
Loss from operations	(67,155)	(22,561)	(128,767)	(48,790)
Interest income	21	46	44	196
Interest expense	(479)	(477)	(782)	(777)
Other income (expense), net	(373)	182	(966)	(11)
Loss before provision for income taxes	(67,986)	(22,810)	(130,471)	(49,382)
Provision for income taxes	177	128	326	194
Net loss	$(68,163)	$(22,938)	$(130,797)	$(49,576)
Net loss per share attributable to common stockholders, basic and diluted	$(0.57)	$(0.67)	$(1.59)	$(1.45)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	120,520,061	34,480,356	82,394,440	34,229,843

SENTINELONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2021	2020
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(130,797)	$(49,576)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,637	1,298
Amortization of deferred contract acquisition costs	9,087	4,758
Non-cash operating lease costs	1,408	1,855
Stock-based compensation expense	34,830	5,239
Other	105	206
Changes in operating assets and liabilities, net of effects of acquisition
Accounts receivable	(10,339)	8,696
Prepaid expenses and other current assets	(11,190)	(248)
Deferred contract acquisition costs	(16,477)	(6,749)
Accounts payable	(5,108)	643
Accrued liabilities	6,559	419
Accrued payroll and benefits	6,864	124
Operating lease liabilities	(1,919)	(1,955)
Deferred revenue	37,707	9,783
Other liabilities	2,842	—
Net cash used in operating activities	(72,791)	(25,507)
CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,685)	(401)
Purchases of intangible assets	—	(126)
Capitalization of internal-use software	(2,852)	(1,292)
Cash paid for acquisition, net of cash and restricted cash acquired	(3,449)	—
Net cash used in investing activities	(7,986)	(1,819)
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from initial public offering and private placements, net of underwriting discounts and commissions	1,388,563	—
Proceeds from issuance of Series E redeemable convertible preferred stock, net of issuance costs	—	152,539
Payments of deferred offering costs	(5,068)	—
Proceeds from revolving line of credit	—	19,857
Repayment of term loan	(20,000)	(20,000)
Proceeds from exercise of stock options	5,827	900
Net cash provided by financing activities	1,369,322	153,296
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	1,146	8
NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	1,289,691	125,978
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–Beginning of period	399,112	47,680
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–End of period	$1,688,803	$173,658

SENTINELONE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages, share and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
	(in thousands)
Stock-based compensation by function:
Cost of revenue	$840	$65	$1,223	$135
Research and development	8,823	261	15,962	3,024
Sales and marketing	3,905	606	5,952	1,067
General and administrative	7,825	656	11,693	1,013
Total stock-based compensation expense	$21,393	$1,588	$34,830	$5,239

Amortization of acquired intangible assets by function:
Cost of revenue	$558	$—	$1,049	$—
Sales and marketing	189	—	355	—
General and administrative	19	—	36	—
Total amortization of acquired intangible assets	$766	$—	$1,440	$—

Reconciliation of gross profit and gross margin

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
GAAP revenue	$45,750	$20,674	$83,145	$38,631
GAAP gross profit	$26,962	$13,131	$46,074	$23,475
Add: Stock-based compensation expense	840	65	1,223	135
Add: Amortization of acquired intangible assets	558	—	1,049	—
Non-GAAP gross profit	$28,360	$13,196	$48,346	$23,610
GAAP gross margin	59%	64%	55%	61%
Non-GAAP gross margin	62%	64%	58%	61%

Reconciliation of operating expenses

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
	(in thousands)
GAAP revenue	$45,750	$20,674	$83,145	$38,631
GAAP operating expenses	$94,117	$35,692	$174,841	$72,265
Less: Stock-based compensation expense	20,553	1,523	33,607	5,104
Less: Amortization of acquired intangible assets	208	—	391	—
Non-GAAP operating expenses	$73,356	$34,169	$140,843	$67,161
GAAP % of revenue	206%	173%	210%	187%
Non-GAAP % of revenue	160%	165%	169%	174%

SENTINELONE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages, share and per share data)
(unaudited)
Reconciliation of loss from operations and operating margin

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
GAAP revenue	$45,750	$20,674	$83,145	$38,631
GAAP loss from operations	$(67,155)	$(22,561)	$(128,767)	$(48,790)
Add: Stock-based compensation expense	21,393	1,588	34,830	5,239
Add: Amortization of acquired intangible assets	766	—	1,440	—
Non-GAAP loss from operations	$(44,996)	$(20,973)	$(92,497)	$(43,551)
GAAP operating margin	(147)%	(109)%	(155)%	(126)%
Non-GAAP operating margin	(98)%	(101)%	(111)%	(113)%

Reconciliation of net loss and net loss per share

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
GAAP net loss	$(68,163)	$(22,938)	$(130,797)	$(49,576)
Add: Stock-based compensation expense	21,393	1,588	34,830	5,239
Add: Amortization of acquired intangible assets	766	—	1,440	—
Non-GAAP net loss	$(46,004)	$(21,350)	$(94,527)	$(44,337)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	120,520,061	34,480,356	82,394,440	34,229,843
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.57)	$(0.67)	$(1.59)	$(1.45)
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.38)	$(0.62)	$(1.15)	$(1.30)

SENTINELONE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages, share and per share data)
(unaudited)

Reconciliation of proforma net loss per share

The following table sets forth the computation of pro forma basic and diluted non-GAAP net loss per share attributable to common stockholders to provide a supplemental bridge between our actual results and proforma amounts as presented in our final prospectus:

	Three Months Ended July 31,	Six Months Ended July 31,
	2021	2021
Non-GAAP net loss	$(46,004)	$(94,527)
Weighted-average shares used in computing pro forma net loss per share(1) :
Weighted-average shares used in computing net loss per share	65,154,671	54,252,916
Pro forma adjustment to reflect conversion of redeemable convertible preferred stock into common stock	169,787,200	169,787,200
Weighted-average shares used in computing pro forma net loss per share attributable to common stockholders, basic and diluted	234,941,871	224,040,116
Pro forma net loss per share attributable to common stockholders, basic and diluted (1)	$(0.20)	$(0.42)

(1) Basic and diluted pro forma non-GAAP net loss per share attributable to common stockholders for the three months and six months ended July 31, 2021 gives effect to the conversion of redeemable convertible preferred stock into common stock as though the conversion had occurred as of the beginning of the period.

Reconciliation of cash used in operating activities to free cash flow

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
GAAP net cash used in operating activities	$(41,993)	$(13,712)	$(72,791)	$(25,507)
Less: Purchases of property and equipment	(905)	(123)	(1,685)	(401)
Less: Capitalized internal-use software	(1,839)	(645)	(2,852)	(1,292)
Free cash flow	$(44,737)	$(14,480)	$(77,328)	$(27,200)
Net cash used in investing activities	$(2,744)	$(894)	$(7,986)	$(1,819)
Net cash provided by financing activities	$1,367,405	$117	$1,369,322	$153,296